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                                                                   EXHIBIT 10.12



[BANK OF AMERICA LOGO]

                                                          AMENDMENT TO DOCUMENTS
================================================================================
                   FIFTH AMENDMENT TO BUSINESS LOAN AGREEMENT

This FIFTH Amendment to BUSINESS LOAN AGREEMENT is entered into as of DECEMBER 31, 1999, among Bank of America, N.A ("Bank") and POWELL INDUSTRIES, INC.("Borrower").

                                    RECITALS

A. WHEREAS, Bank and Borrower have entered into that certain BUSINESS LOAN AGREEMENT dated AUGUST 21, 1997, and amended on SEPTEMBER 16, 1998, SEPTEMBER 26, 1998, OCTOBER 15, 1998 AND FEBRUARY 26, 1999 (collectively the "Agreement"); and

B. WHEREAS, Borrower and Bank desire to amend certain terms and provisions of said Agreement as more specifically hereinafter set forth.

                                     AGREED

NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower mutually agree to amend said Agreement as follows:

     1. In Paragraph 1.1 (Line of Credit Amount) of the Agreement, the amount "FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) is substituted for the amount "Twenty Million and No/100 Dollars ($20,000,000.00)

     2. In Paragraph 1.2 (Availability) of the Agreement, the date "FEBRUARY 28, 2002" is substituted for the date "February 28, 2001".

     3. In Paragraph 1.5 (Letters of Credit) Paragraph 2, the amount of "FIFTEEN MILLION AND NO/100 ($15,000,000.00) is substituted for Twenty Million and No/100 Dollars ($20,000,000.00).

          The Fee Amount for Letters of Credit issued with EXPIRATIONS GREATER THAN 366 days is amended to read 3/4% per annum.

     4. In Paragraph 1.7 (Offshore Rate) the Funded Debt to EBITDA and Percentage Amount is amended as follows:


     FUNDED DEBT TO EBITDA                   PERCENTAGE AMOUNT
     ---------------------                   -----------------
     <1.25                                        0.75%
     >=1.25 but <1.75                             1.00%
     >=1.75                                       1.25%

     5. In renumbered Paragraph 3.1 (a) (Unused Commitment Fee) the Unused Commitment Dee is amended as follows:

     FUNDED DEBT TO EBITDA                   COMMITMENT FEE
     ---------------------                   --------------
     <1.25                                        0.20%
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     >=1.25 but <1.75                        0.25%

     >=1.75                                  0.25%

6. In renumbered Paragraph 7.3 (Tangible Net Worth) the first paragraph is amended to read as follows:

     7.3  Tangible Net Worth. To maintain Tangible Net worth beginning
          October 31, 1999 equal to at least Seventy Five Million and No. 100 Dollars ($75,000,000.00) plus (i) 50% of cumulative positive net income after taxes for fiscal year's end after October 31, 1999, plus
          (ii) 100% of additional equity contributions.

7. In renumbered Paragraph 7.6 (Other Debts) item (d) is amended to read as follows:

     Additional direct or contingent debts for business purposes which do not exceed a total principal amount of Five Million and No/100 ($5,000,000.00) outstanding at any one time and shall not rank senior in right of payment to Bank's debt.

8. In renumbered Paragraph 7.17 is being amended to include (f) Management Change. Borrower may not make any substantial change in its present executive or management personnel.

This Amendment will become effective as of the date first written above, provided that each of the following conditions precedent have been satisfied in a manner satisfactory to Bank:

   The Bank has received from the Borrower a duly executed original of this Amendment, together with a duly executed Guarantor Acknowledgment and Consent in the form attached hereto (the "Consent").

Except as provided in this Amendment, all of the terms and provisions of the Agreement and the documents executed in connection therewith shall remain in full force and effect. All references in such other documents to the Agreement shall hereafter be deemed to be references to the Agreement as amended hereby.

THIS WRITTEN AMENDMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.

BANK OF AMERICA, N.A.

By:
   --------------------------
(Bank Officer Name, Title)



POWELL INDUSTRIES, INC.

By: /s/ J.F. AHART
   --------------------------
J.F. Ahart, Vice President